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               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549



                            FORM 8-K

                         CURRENT REPORT


                  Pursuant to Section 13 of the
                 Securities Exchange Act of 1934


       Date of Earliest Event Reported:  October 11, 1995


                THE NARRAGANSETT ELECTRIC COMPANY

       (exact name of registrant as specified in charter)


Rhode Island             1-7471              05-0187805
(state or other          (Commission         (I.R.S. Employer
jurisdiction of          File No.)           Identification No.)
incorporation)

       280 Melrose Street, Providence, Rhode Island 02907

            (Address of principal executive offices)

                         (401) 784-7000

      (Registrant's telephone number, including area code)
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Item 5.  Other Events
_____________________

     As previously reported, The Narragansett Electric Company (the Company), a subsidiary of New England Electric System, and the Rhode Island Division of Public Utilities and Carriers (represented by the Rhode Island Attorney General), agreed on a settlement to the Company's rate case, which was subject to the approval of the Rhode Island Public Utilities Commission (RIPUC). This settlement would have increased the Company's revenue requirement by $17.8 million.

     The RIPUC has indicated that it would approve the settlement if the Company and the other parties to the rate case were to agree to remove a provision in the settlement which called for a change in the method of accounting for tax benefits associated with cost of removal tax deductions realized by the Company. The parties had agreed that the Company would record deferred taxes for such tax benefits instead of flowing them through to customers. The RIPUC has asked the Company to continue the flow through accounting for such tax benefits that the Commission required in the past. The Company filed an amended settlement with the RIPUC on October 11, 1995 which complies with the RIPUC request. The impact of the amendment to the settlement would be to decrease the Company's revenue requirement by $2.9 million, with no expected impact on earnings. Therefore, the settlement as amended would increase the Company's revenue requirement by $14.9 million.
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                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

                              THE NARRAGANSETT ELECTRIC COMPANY


                                  s/Alfred D. Houston
                              By ________________________________
                                 Alfred D. Houston
                                 Vice President and Treasurer


Date:  October 11, 1995